EXHIBIT 99.1

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549



FORM 11-K


(Mark One)

( X )	ANNUAL  REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
      EXCHANGE ACT OF 1934  (Fee Required)

 FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997

          or

(   ) TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)OF THE
	     SECURITIES ACT OF 1934  (No Fee Required)
     	For the transition period from ________ to _________


         				COMMISSION FILE NO. 0-692


A.	Title of Plan

	NORTHWESTERN PUBLIC SERVICE COMPANY
	EMPLOYEE STOCK OWNERSHIP PLAN

B.	Name and Address if Principal Executive Officer of
  	Issuer of Securities Held Pursuant to Plan

	NORTHWESTERN CORPORATION
	33 THIRD STREET SE
	HURON, SOUTH DAKOTA 57350-1318

                           					EXHIBIT INDEX


The following financial statements are attached and are incorporated herein by reference:

Exhibit 99.1
       			1. Audited Statement of Financial Condition,
		           December 31, 1997 and 1996

       			2. Audited Statement of Income and Changes in Plan Equity
             of the years ended December 31, 1997, 1996, and 1995

       			3. Notes to Financial Statements